                                                                Exhibit 23.08


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the registration statement to register 27,368,421 shares of UniCapital Corporation common stock.

                                             Arthur Andersen LLP

Portland, Oregon,
February 18, 1998